UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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SUPERTEL HOSPITALITY, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP JCP INVESTMENT PARTNERS, LP JCP INVESTMENT HOLDINGS, LLC JCP INVESTMENT MANAGEMENT, LLC JAMES C. PAPPAS EDWARD M. COLLIE MICHAEL SUTTON
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On March 9, 2015, JCP Investment Management, LLC and certain of its affiliates issued the following press release:

JCP INVESTMENT MANAGEMENT NOMINATES TWO CANDIDATES FOR PREFERRED STOCK DIRECTORS OF SUPERTEL HOSPITALITY

HOUSTON, TX – March 9, 2015 – JCP Investment Management, LLC (together with its affiliates, “JCP Investment Management”), a preferred stockholder of Supertel Hospitality, Inc. (“Supertel” or the “Company”) (NASDAQ: SPPR), owning shares of the Company’s Series A Cumulative Preferred Stock (the “Series A Preferred Stock”), today announced its nomination of two highly-qualified director candidates for election as representatives of the Company’s preferred stockholders on the Board of Directors (the “Board”).

Supertel’s organizational documents provide that if the Company fails to pay dividends to the holders of the Series A Preferred Stock for six consecutive months or nine months, whether or not consecutive, in any twelve month period, then the Board must be increased by two and the holders of the Series A Preferred Stock can vote separately as a class to elect directors to fill the two resulting vacancies and serve as their representatives on the Board.  The Series A Preferred Stock is currently in arrears for longer than such default period.  Accordingly, JCP has formally notified Supertel of its nomination of two highly-qualified director candidates to be elected by the Series A Preferred Stockholders at the upcoming 2015 Annual Meeting of Supertel’s stockholders.

JCP Investment Management is dedicated to maximizing shareholder value and improving corporate governance at Supertel for all shareholders. In our view, Supertel is in need of a global restructuring of the Company’s capital structure.  JCP would look forward to capital participation in a restructuring conducted by a financial advisor and approved by the Board.

We look forward to working with the Board to add fresh perspective in the boardroom and help restructure the Company in the best interests of all common and preferred shareholders.

JCP Investment Management’s Preferred Stock Director Nominees are:

Edward M. (Ted) Collie - Director of Investments of Cortland Partners, LLC (“Cortland Partners”), one of the fastest growing apartment companies in the United States. Prior to joining Cortland Partners, Mr. Collie worked in the Investment Group of H/2 Capital Partners, an institutional real estate fund manager, where he focused on both distressed and performing real estate loans across asset classes and geographies, from August 2010 until January 2014. Prior to that, Mr. Collie served as Director of Acquisitions and Dispositions for Archstone, formerly one of the largest investors, developers and operators of apartment communities. Mr. Collie received an MBA from Columbia Business School and a BS in Commerce from University of Virginia. JCP Investment Management believes that Mr. Collie’s over 10 years of real estate investment experience, which includes the repositioning of select service and extended stay hotel brands, well qualifies him to serve on the Board.

Michael Sutton - Member of JCP Investment Management, an investment manager that follows an opportunistic approach to investing across different equity, credit and distressed securities, since January 2014. Prior to JCP Investment Management, Mr. Sutton worked for a family office, Grupo de Bullet, where he focused on private real asset investments including real estate and infrastructure in addition to developing complimentary operating businesses, from November 2011 until September 2013. Mr. Sutton worked at BTG Pactual Colombia, a leading pan-Latin American investment bank, from December 2010 until January 2012. From January 2005 until May 2008, Mr. Sutton worked at Banc of America Securities, the investment banking arm of Bank of America, a multinational banking and financial services corporation, as part of a team in the Real Estate Securities Group that financed and managed a portfolio of subordinate mortgage notes backed by real estate, including for the acquisition of multiple hospitality companies and properties. Mr. Sutton earned an MBA from the Darden School of Business, University of Virginia and a BBA in Finance from Texas A&M University. JCP Investment Management believes that Mr. Sutton’s financial expertise would be a valuable addition to the Board.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

JCP Investment Management, together with the participants named herein, may file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of two highly-qualified preferred stock director nominees at the 2015 annual meeting of shareholders of Supertel Hospitality, Inc., a Maryland corporation (the “Company”).

JCP INVESTMENT MANAGEMENT STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are JCP Investment Partnership, LP (“JCP Partnership”), JCP Investment Partners, LP (“JCP Partners”), JCP Investment Holdings, LLC (“JCP Holdings”), JCP Investment Management, LLC (“JCP Management”), James C. Pappas, Edward M. Collie and Michael Sutton (collectively, the “Participants”).

As of the date hereof, JCP Partnership directly owned 1,000 shares of Series A Cumulative Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), and 1,000 shares of common stock, $0.01 par value per share (“Common Stock”). JCP Partners, as the general partner of JCP Partnership, may be deemed the beneficial owner of 1,000 shares of Series A Preferred Stock and 1,000 shares of Common Stock beneficially owned by JCP Partnership.  JCP Holdings, as the general partner of JCP Partners, may be deemed the beneficial owner of 1,000 shares of Series A Preferred Stock and 1,000 shares of Common Stock beneficially owned by JCP Partnership.  JCP Management, as the investment manager of JCP Partnership, may be deemed the beneficial owner of 1,000 shares of Series A Preferred Stock and 1,000 shares of Common Stock beneficially owned by JCP Partnership.  Mr. Pappas, as the managing member of JCP Management and sole member of JCP Holdings, may be deemed the beneficial owner of 1,000 shares of Series A Preferred Stock and 1,000 shares of Common Stock beneficially owned by JCP Partnership. As of the date hereof, Messrs. Collie and Sutton did not beneficially own any shares of Series A Preferred Stock or Common Stock.

About JCP Investment Management:

JCP Investment Management, LLC is an investment firm headquartered in Houston, TX that engages in value-based investing across the capital structure.  JCP follows an opportunistic approach to investing across different equity, credit and distressed securities largely in North America.

Investor Contact:

John Glenn Grau
InvestorCom, Inc.
(203) 972-9300 ext. 11